EXHIBIT 99.2
                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made, as of the 8th day of November, 2002, by and among WorldWater Corp., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act (as defined below); and

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investors, and the Investors desire to acquire from the Company, an aggregate of $2,500,000 principal amount of the Company's 10% Convertible Notes due 2005 (collectively, the "Notes", each of which is a "Note"), in the form of Exhibit A annexed hereto, convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), along with certain warrants to purchase Common Stock, half of which shall bear an exercise price of $0.20 per share (the "$0.20 Warrants"), in the form of Exhibit B attached to this Agreement, and the other half of which shall have an exercise price of $0.50 per share (the "$0.50 Warrants" and collectively, with the $0.20 Warrants, the "Warrants")), in the form of Exhibit C attached to this Agreement; and

     WHEREAS, contemporaneously with the sale of the Securities (as defined below), the parties hereto will execute and deliver a Registration Rights
Agreement, in the form attached to this Agreement as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company will agree, among other things, to provide certain registration rights under the 1933 Act, and applicable state securities laws; and

     WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver an Investor Rights Agreement, in the form attached to this Agreement as Exhibit E (the "Investor Rights Agreement"), pursuant to which the Investor will receive certain approval, preemptive, tag along and other rights;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Defined Terms

     Section 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the meanings herein set forth:

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

     "Agreement" has the meaning ascribed thereto in the preamble hereof.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks located in New York, New York are not open for the general transaction of business.

     "By-Laws" has the meaning ascribed thereto in Section 3.1 hereof.

     "Certificate of Incorporation"  has the meaning ascribed thereto in Section
3.1 hereof.

     "Change in Control" means any of:

     (a) any Person or group (within the meaning of Rule 13d-5 promulgated under the 1934 Act) becoming, directly or indirectly, the beneficial owner of shares of voting stock of the Company representing more than 50% of the total voting power of all outstanding classes of voting stock of the Company, or having the power, directly or indirectly, to elect a majority of the board of directors of the Company;

     (b) the sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company where the stockholders of the Company before such sale, lease, assignment, transfer or other conveyance do not control, directly or indirectly, at least a majority of the voting interests of the surviving entity after giving effect to such transaction;

     (c) the liquidation or dissolution of the Company;

     (d) any reclassification or other change of any stock or recapitalization of the Company which materially adversely changes the terms or conditions of any of the Securities;

     (e) the consummation of a merger or consolidation by the Company with or into any other entity where the stockholders of the Company before such merger or consolidation do not control, directly or indirectly, at least a majority of the voting interests of the surviving entity after giving effect to such merger or consolidation; or

     (f) the sale, transfer or other disposition by Quentin T. Kelly of 60% or more of his holdings of the capital stock of the Company (measuring as of the October 31, 2002), other than upon his death, whether in one transaction or a series of transactions.

     "Closing" has the meaning ascribed thereto in Section 2.2 hereof.

     "Closing Date" has the meaning ascribed thereto in Section 2.2 hereof.

     "Common Stock" has the meaning ascribed thereto in the recitals hereof.

     "Company" has the meaning ascribed thereto in the preamble hereof.

     "Company's Knowledge" means the actual knowledge of the officers of the Company after due inquiry made in good faith.

     "Contract" means any agreement, indenture, undertaking, debt instrument, contract, lease, understanding, arrangement, or commitment to which the Company or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject, whether or not in writing.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Environmental  Laws" has the  meaning  ascribed  thereto in  Section  3.17 hereof.

     "First Funding" has the meaning ascribed thereto in Section 2.2 hereof.

     "Funding Date" has the meaning set forth in Section 2.2 hereof.

     "Fundings" has the meaning ascribed thereto in Section 2.2 hereof.

     "Indemnified  Person"  has the  meaning  ascribed  thereto in  Section  7.3 hereof.

     "Infringe" has the meaning ascribed thereto in Section 3.15(e) hereof.

     "Intellectual Property" means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; (e) trade secrets and know-how (including, but not limited to, ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications and designs); and
(f) proprietary computer software (including, but not limited to, data, data bases and documentation).

     "Investor(s)" has the meaning ascribed thereto in the preamble hereof.

     "Investor Rights Agreement" has the meaning ascribed thereto in the recitals hereof.

     "Legal Opinion" has the meaning ascribed thereto in Section5.1(a)(viii) hereof.

     "License Agreement" has the meaning ascribed thereto in Section 3.15(b) hereof.

     "Losses" has the meaning ascribed thereto in Section 7.2 hereof.

     "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business prospects or business of the Company and its Subsidiaries, individually and in the aggregate.

     "M3" means Millennium 3 Opportunity Fund, LLC.

     "Notes" has the meaning ascribed thereto in the recitals hereof.

     "Note Shares" means the shares of Common Stock issuable upon conversion of the Notes.

     "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     "Proposed Transaction" has the meaning ascribed thereto in Section 6.10 hereof.

     "Purchase Price" means up to an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000).

     "Registration Rights Agreement" has the meaning ascribed thereto in the recitals hereof.

     "Regulation D" has the meaning ascribed thereto in the recitals hereof.

     "Required Investors" means Investors who hold a majority in principal amount of the Notes and/or a majority of the Shares.

     "SEC" has the meaning ascribed thereto in the recitals hereof.

     "SEC Filings" has the meaning ascribed thereto in Section 3.6 hereof.

     "Second Funding" has the meaning ascribed thereto in Section 2.2 hereof.

     "Securities" means the Notes, the Warrants and the Shares.

     "Shares" means the Note Shares and the Warrant Shares.

     "Subsidiary" has the meaning ascribed thereto in Section 3.1 hereof.

     "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the Warrants and the Notes.

     "Transfer" means to directly or indirectly, transfer, sell, assign, pledge, encumber, mortgage, hypothecate, give, or otherwise dispose of, whether or not by operation of law and whether voluntarily or involuntarily.

     "Unit" means (i) a Note with a principal amount of $10,000, (ii) $0.20 Warrants covering 23,810 shares of Common Stock and (iii) $0.50 Warrants covering 23,810 shares of Common Stock. The Note shall initially have a conversion price of $0.14 per share such that the $10,000 Note shall initially be convertible into 71,429 shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Notes shall be as adjusted pursuant to the terms of the Notes and the number of shares of Common Stock issuable upon exercise of the Warrants shall be as adjusted pursuant to the terms of the Warrants.

     "Warrants" has the meaning ascribed thereto in the recitals hereof.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "2001  10-K" has the  meaning  ascribed  thereto  in  Section  3.6  hereof.

                                   ARTICLE II

                                Purchase and Sale

     Section 2.1 Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, each of the Investors shall (severally and not jointly) purchase and the Company shall sell to the Investors the number of Units set forth next to such Investor's name in the chart contained in Section
2.2 hereof in exchange for the Purchase Price to be paid by such Investor as set forth in the chart contained in Section 2.2.

     Section 2.2 Closing and Fundings Generally. The consummation of the purchase and sale of the Units shall occur in three stages, the first of which shall be the sale of 25 Units for $250,000 (the "First Funding"), the second of which shall be the sale of an additional 25 Units for an additional $250,000 (the "Second Funding") and the third of which shall be the sale of up to an additional 200 Units for up to an additional $2,000,000 million (the "Closing" and collectively with the First Funding and the Second Funding, the "Fundings") as set forth below:


-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------

                                     Principal       Number of       Number of
                                     Amount of     $.20 Warrants   $.50 Warrants                       Purchase Price
                                                     --------         --------                         --------------
Stage                   Units          Notes                                            Investor
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
First Funding            25          $250,000        595,250         595,250       M3                    $250,000
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
Second Funding           25          $250,000        595,250         595,250       M3                    $250,000
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
Closing               Up to 200      Up to           Up to           Up to         M3 and/or such        Up to
                                     $2,000,000      4,762,000       4,762,000     other investors       $2,000,000
                                                                                   approved by the
                                                                                   Company and M3.
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------
Total                 Up to 250      Up to           Up to           Up to                               Up to
                                     $2,500,000      5,952,500       5,952,500                           $2,500,000
-------------------- ------------- --------------- --------------- --------------- ------------------- ---------------


     Each of the three (3) Fundings shall take place at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, or by transmission by facsimile and overnight courier, on the applicable date set forth in Section 2.3 or on such later date or at such different location as the parties shall mutually agree, but not prior to the date that the applicable conditions set forth in Article V hereof have been satisfied or waived by the appropriate party (each, a "Funding Date"); provided, that the Funding Date on which the Closing occurs shall also be referred to as the "Closing Date." Subject to the conditions set forth in Section 5.1(a), the Closing shall be consummated on or prior to December 31, 2002 (the "Last Closing Date"); provided, that in the event that the Company has not obtained in writing all requisite third party consents or approvals (including the making of any necessary filings), then the Last Closing Date shall be extended to a date selected by the Investors, but not later than January 30, 2003; and provided further, that in the event the Company has not obtained in writing all requisite third party consents or approvals (including the making of any necessary filings) by January 30, 2003, then the Closing shall be extended to a date selected by the Investors in their sole discretion. Notwithstanding the foregoing, in the event the obligation to obtain such third party consent or approval arises solely by request of the Investors and is not related to any pre-existing contractual or legal obligation of the Company, then such extension shall be to a date mutually acceptable to the Company and the Investors.

     Prior to the Closing, the Company and the Investors shall determine if any other investors shall purchase any Units at the Closing.

Section 2.3       Fundings.

     (a) At the First Funding (which shall occur on the date hereof):

          (i) Each Investor shall deliver the portion of the Purchase Price set forth next to its name in the chart contained in Section 2.2 hereof (on the row labeled "First Funding") by wire transfer of immediately available funds to accounts designated in writing by the Company; provided that the First Funding shall not exceed $250,000.

          (ii) The Company shall deliver to each Investor a Note representing the principal amount purchased by such Investor as set forth in the chart contained in Section 2.2 hereof (on the row labeled "First Funding") and the number of $0.20 Warrants and $0.50 Warrants as set forth in the chart contained in Section 2.2 (on the row labeled "First Funding").

          (iii) The parties shall execute and deliver each of the documents and take such other actions referred to in Article V hereof to be delivered by such party at the First Funding.

     (b) At the Second Funding (which shall occur on or before November 15, 2002, which date may be extended by the Investors in their sole discretion):

          (i) Each Investor shall deliver the portion of the Purchase Price set forth next to its name in the chart contained in Section 2.2 hereof (on the row labeled "Second Funding") by wire transfer of immediately available funds to accounts designated in writing by the Company; provided that the Second Funding shall not exceed $250,000.

          (ii) The Company shall deliver to each Investor a Note representing the principal amount purchased by such Investor as set forth in the chart contained in Section 2.2 hereof (on the row labeled "Second Funding") and $0.20 Warrants and $0.50 Warrants as set forth in the chart contained in Section 2.2 (on the row labeled "Second Funding") .

          (iii) The parties shall execute and deliver each of the documents and take such other actions referred to in Article V hereof to be delivered by such party at the Second Funding.

          (iv) The Registration Rights Agreement shall be effective as of the Second Funding.

     (c) At the Closing (which shall occur after the conditions to closing set forth in Article V have been satisfied):

          (i) Each Investor who shall be investing at the Closing shall deliver its respective portion of the Purchase Price in the chart contained in Section
2.2 hereof (on the row labeled "Closing") by wire transfer of immediately available funds to accounts designated in writing by the Company; provided that the Closing shall be for up to $2,000,000, as determined by the Investors in their sole discretion.

          (ii) The Company shall deliver to each Investor a Note representing the principal amount purchased by such Investor at the Closing and the number of $0.20 Warrants and $0.50 Warrants to be issued to the Investor at the Closing (in each case based upon the amount of Purchase Price paid by such Investor pursuant to paragraph (i) of this subsection (c)).

          (iii) The Parties shall execute and deliver each of the documents and take such other actions referred to in Article V hereof to be delivered by such party at the Closing.

                                  ARTICLE III
                     Company Representations and Warranties

          Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

          Section 3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's subsidiaries are reflected on Schedule 3.1 hereto (each a "Subsidiary" and collectively the "Subsidiaries"). The Company has furnished to each of the Investors, true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws"). Neither the Company nor any Subsidiary is in any material violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

          Section 3.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for the: (a) authorization, execution and delivery of the Transaction Documents; (b) authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) authorization, issuance (or reservation for issuance) and delivery of the Notes, the Warrants and the Shares. Each of the Transaction Documents executed and delivered by the Company on the date hereof constitutes, and each of the Transaction Documents to be executed and delivered by the Company on the Second Funding and the Closing will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally, and to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and subject, as to enforcement of indemnification provisions, to limitations under applicable securities laws.

          Section 3.3 Capitalization. (a) Schedule 3.3 sets forth (i) the authorized capital stock of the Company on the date hereof; (ii) the number of shares of capital stock issued and outstanding; (iii) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the Investor Rights Agreement and except as set forth on Schedule 3.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Schedule 3.3 sets forth a true and complete list of the Persons who have been granted the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person and the Company has not granted any other Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. All of the Persons set forth on Schedule 3.3 have waived their rights to have their securities registered by the Company in the registration statements to be filed by the Company in connection with the registration of the Investors' Securities pursuant to the terms of the Registration Rights Agreement.

          (b) Schedule 3.3 sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Securities, (ii) any adjustments in other securities resulting from the issuance of the Securities and (iii) the exercise or conversion of all outstanding securities. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

          (c) The Company does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

          Section 3.4 Valid Issuance. The Notes and the Warrants have been duly and validly authorized. Upon the due conversion of the Notes or the due exercise of the Warrants, as applicable, the Note Shares or the Warrant Shares, as applicable, issuable upon such conversion or exercise will be validly issued, fully paid and non-assessable free and clear of all liens, encumbrances, restrictions and rights of first refusal, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Notes and upon exercise of the Warrants, free and clear of all liens, encumbrances, restrictions and rights of first refusal, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the Invetors' representations and warranties contained herein, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

          Section 3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities do not require consent of, action by or in respect of, or filing with, any Person or governmental official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods (including, without limitation, the filing of the registration statements with the SEC as contemplated by the Registration Rights Agreement). The Company has taken all action necessary to exempt the sale of the Notes and the Warrants and the issuance of the Note Shares pursuant to the terms of the Notes and the Warrant Shares pursuant to the terms of the Warrants from (i) the provisions of any anti-takeover or business combination law or statute binding on the Company or to which the Company or any of its assets and properties may be subject, (ii) the Company's Certificate of Incorporation and By-Laws and (iii) any stockholder rights agreement, plan or other arrangement which, in any case, would restrict or limit the ability of the Investors to acquire, vote or dispose of the Securities or to exercise the rights granted to the Investors under the Transaction Documents becoming applicable to the Investors or the Securities.

          Section 3.6 Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2001 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries taken as a whole.

          Section 3.7 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company primarily to fund pending revenue projects and for current working capital.

          Section 3.8 No Material Adverse Change. Since December 31, 2001, except as identified and described in the SEC Filings, there has not been:

          (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2001 10-K or the Company's Quarterly Reports on Form 10-Q filed since the 2001 10-K, except for changes in the ordinary course of business which have not or are not reasonably expected to have a Material Adverse Effect, individually or in the aggregate;

          (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

          (c) any material damage, destruction or loss, whether or not covered by insurance to any material assets or properties of the Company or its Subsidiaries;

          (d) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

          (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted);

          (f) any change or amendment to the Company's or any Subsidiary's Certificate of Incorporation or By-Laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

          (g)  any  material  labor   difficulties  or  labor  union  organizing
activities with respect to employees of the Company or any Subsidiary;

          (h) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

          (i) the loss or, to the Company's Knowledge, threatened loss of any customer which has had or is reasonably expected to have a Material Adverse Effect; or

          (j) any other event, transaction or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

          Section 3.9 SEC Filings.

          (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) During the preceding two (2) years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Section 3.10 No Conflict, Breach, Violation or Default.

          (a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the Company's Certificate of Incorporation or the Company's By-Laws, both as in effect on the date hereof;
(ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties; or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

          (b) Neither the Company nor any Subsidiary: (i) is in default under or in violation of any Contract set forth on Schedule 3.16; (ii) is in violation of any order of any court, arbitration or governmental body applicable to it; or
(iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance, rule or regulation of any governmental authority, except where such violations have not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any Contract set forth on Schedule 3.16 where such breach, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

          Section 3.11 Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and, there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental authority or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

          Section 3.12 Title to Properties. The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects of any kind. Except as disclosed in the SEC Filings, the Company and each
Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use currently made thereof by them.

          Section 3.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          Section 3.14 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is threatened.

          Section 3.15 Intellectual Property.

          (a) Each patent, trademark, service mark, copyright, registered trade name and Internet domain name, and all applications therefor, included within the Intellectual Property of the Company and its Subsidiaries is currently valid and enforceable and in compliance with all legal requirements (including timely filings, proofs and payments of fees), except where the failure to be in such compliance is not reasonably expected to have a Material Adverse Effect. No material patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

          (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to the exercise of judicial discretion as to the enforceability of remedies such as specific performance.

          (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' businesses substantially as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets.

          (d) The Intellectual Property owned by the Company or its Subsidiaries and that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, is owned free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses, except for liens, encumbrances, adverse claims and obligations that are not reasonably expected to have a Material Adverse Effect.

          (e) The Company and each of its Subsidiaries have taken reasonable steps, including the execution of confidentiality agreements and intellectual property and work product assignments and releases, to maintain, police and protect (i) the Intellectual Property which it owns and which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and the business and marketing plans and customer and supplier lists and related information of the Company. To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party, and, to the Company's Knowledge, the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened against the Company, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party.

          (f) The consummation of the transactions contemplated hereby do not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

          (g) All software that has been developed by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software that has been developed by third-parties, that the Company or any of its Subsidiaries sells or licenses to third parties is free from any material defect, bug, virus, or programming, design or documentation error (other than media defects) and conforms in all material respects to the specifications and purposes thereof.

          (h) The Company and its  Subsidiaries  have taken  reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted, or the business and marketing plans and customer and supplier lists and related information of the Company, has executed an agreement to maintain the confidentiality of such Intellectual Property and such other materials and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

          Section 3.16 Contracts. (a) Schedule 3.16 sets forth each of the following Contracts to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or to which the properties of the Company or any of its Subsidiaries is subject:

          (i) any Contract providing for the borrowing or lending of money or the deferred purchase price of property in excess of $75,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

          (ii) any Contract relating to Intellectual Property;

          (iii) any Contract providing for exclusive dealing or that limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area or to offer employment to or hire any person;

          (iv) any compensation, employment, consulting, severance, supplemental retirement, change in control or other similar Contract with any current director, officer, consultant, partner, stockholder, member or employee of the Company or any of its Subsidiaries;

          (v)  any  stockholder  agreement,   voting  agreement,   voting  trust
agreement or similar Contract involving the capital stock of the Company or any equity interests of any of its Subsidiaries;

          (vi) any Contract or other document filed as an exhibit to any of the Company's SEC Filings; or

          (vii) any other Contract that is material to the Company or any of its Subsidiaries.

     (b) Each Contract is a valid and binding agreement of the Company or its Subsidiaries, if any, party thereto and, to the Company's Knowledge, the counterparty or counterparties thereto, and is in full force and effect, and neither the Company nor, to the Company's Knowledge, any other party thereto is in default under any such Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (c) Except for the Company's engagement letter with Perrin, Holden & Davenport Capital Corp., none of the Company or any of its Subsidiaries is a party to any pending engagement letters, sales agency agreements or other similar agreements.

     (d) To the Company's Knowledge, no current or former employee or contractor of the Company or any of its Subsidiaries is or was a party to any agreement (directed to non-disclosure, non-compete, non-solicitation, exclusive services obligations or otherwise) that restricts, restricted, forbids or forbade at any time during such employment or engagement the activities or performance of duties of the employee or contractor for or on behalf of the Company, or otherwise in connection with such employment or engagement.

     Section 3.17 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental authority or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could be reasonably expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation of any claim relating to any Environmental Laws.

     Section 3.18 Litigation. There are no pending actions, suits or proceedings against the Company, its Subsidiaries or any of its or their properties that could be reasonably expected to have a Material Adverse Effect; and to the Company's Knowledge, no such actions, suits or proceedings are or have been threatened. There are no pending actions, charges, indictments, information or, to the Company's Knowledge, investigations or threatened investigations of the Company, any Subsidiary or any of their respective directors, officers, employees or agents as such, which are civil in nature or involve allegations of criminal violations of any Federal, state or local law by the Company, any Subsidiary or any of their respective directors, officers, employees or agents acting on behalf of the Company or any Subsidiary.

     Section 3.19 Financial Statements. The financial statements included in each SEC Filing present fairly (as required by United States generally accepted accounting principles), in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act and subject to year-end adjustments). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or is reasonably expected to have a Material Adverse Effect.

     Section 3.20 Insurance Coverage. The Company and each Subsidiary maintain in full force and effect insurance coverage, including directors and officers insurance, that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Schedule 3.20 hereto sets forth a complete list of all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and its Subsidiaries, as of the date hereof and immediately prior to the Closing and setting forth the type of coverage, insurance limits, deductibles and insurance carriers.

     Section  3.21 Brokers and  Finders.  Except for Perrin,  Holden & Davenport
Capital Corp., the fees and expenses of which are solely the Company's responsibility, no Person has, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

     Section 3.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Notes.

     Section 3.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

     Section 3.24 Investment Company. The Company is not, and is not controlled by or under common control with an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any intentionally false or fictitious entries on the books and records of the Company or any Subsidiary; or
(e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     Section 3.26 Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability.

     Section 3.27 Transactions With Affiliates. The Company has reported, in accordance with law, any transactions with officers, directors or employees of the Company who are parties to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any corporation, partnership, trust or entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 3.28 Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, By-Laws or the laws of the Company's state of incorporation which is or could become applicable to the Investors or the Agreements as a result of the transactions contemplated by the Agreement. None of the transactions contemplated by the Agreements, including the conversion of the Notes into Shares, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

     Section 3.29 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Note Shares upon conversion of the Notes or Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue Shares upon conversion of the Notes or exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is absolute and unconditional (but subject to the terms and conditions of the Transaction Documents) regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     Section 3.30 Disclosures. No representation or warranty contained in the Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company that the Company has not disclosed to the Investors which has had or which could be expected to have a Material Adverse Effect on the Company other than with regard to general economic conditions or world events outside the control of the Company.

                                   ARTICLE IV

                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, makes the following representations and warranties to the Company that:

     Section 4.1 Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has the requisite corporate, partnership or limited liability company authority, as applicable, to execute and deliver the Transaction Documents to which it is a party to and to invest in the Securities pursuant to this Agreement.

     Section 4.2 Authorization. The execution, delivery and performance by the Investor of the Transaction Documents have been duly authorized and the Transaction Documents each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally, and to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and subject, as to enforcement of indemnification provisions, to limitations under applicable securities laws.

     Section 4.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or other transfer or distribution of any portion thereof or interest therein in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise transfering or distributing the Securities or any portion thereof or interest therein in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

     Section 4.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

     Section 4.5 Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

     Section 4.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

     Section 4.7 Legends.

     (a) It is understood that, until the earlier of: (a) registration for resale pursuant to the Registration Rights Agreement or (b) the time when any of the Securities may be, may be sold pursuant to Rule 144(k), certificates or agreements evidencing such Securities, as the case may be, may bear the following or any substantially similar legend:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS".

     (b) Upon the earlier of: (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor's written confirmation that such securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act; and (ii) Rule 144(k) becoming available, the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends.

     Section 4.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D.

     Section 4.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

     Section 4.10 Brokers and Finders. No Person has, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

                                   ARTICLE V
                           CONDITIONS TO THE FUNDINGS

     Section 5.1 Conditions to the Investors' Obligations. The obligation of the Investors to purchase the requisite Notes and the Warrants at each of the Fundings as set forth in Section 2.2 is subject to the fulfillment to the Investors' satisfaction, on or prior to the respective Funding Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase a majority in principal amount of the Notes on such Funding Date:

     (a) At or prior to the First Funding:

          (i) The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects as of the date of the First Funding. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Funding.

          (ii) The Company shall have obtained, in a timely fashion and in writing in a form reasonably satisfactory to the Investors, any and all consents, permits, approvals, registrations and waivers (including waivers of the registration rights set forth on Schedule 3.3 hereto) necessary for consummation of the purchase and sale of the Notes and the Warrants to be purchased by the Investors at the First Funding.

          (iii) The Company shall have executed and delivered to the Investors the Registration Rights Agreement.

          (iv) The Company shall have executed and delivered to the Investors the Investor Rights Agreement.

          (v) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby at the First Funding or in the other Transaction Documents.

          (vi) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the date of the First Funding, certifying to the fulfillment of the conditions specified in subsections (i), (ii) and (v) of this
Section 5.1(a).

          (vii) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the date of the First Funding, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, including the transactions to occur at each of the Funding, and the other Transaction Documents and the sale of the Notes and the Warrants and the reservation of the Shares, certifying the current versions of the Certificate of Incorporation and By-Laws of the Company and its Subsidiaries and certifying as to the signatures and authority of persons signing this Agreement and the other Transaction Documents and related documents to be delivered on behalf of the Company at the First Funding.

          (viii) The Investors shall have received an opinion from Salvo, Russell, Fichter & Landau, the Company's counsel, dated as of the date of the First Funding, in form and substance acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

          (ix) The Company shall have executed and delivered such other documents as the Investors may reasonably request.

     (b) At or prior to the Second Funding:

          (i) The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects as of the date of the First Funding and as of the date of the Second Funding as though made on and as of the date of the Second Funding (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date need be true and correct only as of such date). The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Funding.

          (ii) The Company shall have obtained, in a timely fashion and in writing in a form reasonably satisfactory to the Investors, any and all consents, permits, approvals, registrations and waivers (including waivers of the registration rights set forth on Schedule 3.3 hereto) necessary for consummation of the purchase and sale of the Notes and the Warrants to be purchased by the Investors at the Second Funding.

          (iii) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby at the Second Funding or the Closing or in the other Transaction Documents.

          (iv) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the date of the Second Funding, certifying to the fulfillment of the conditions specified in subsections (i), (ii) and (iii) of this Section 5.1(b).

          (v) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the date of the Second Funding, certifying the current versions of the Certificate of Incorporation and By-Laws of the Company and its Subsidiaries and certifying as to the signatures and authority of persons signing the Notes and the Warrants and related documents to be delivered on behalf of the Company at the Second Funding.

          (vi) The Investors shall have received an opinion from Salvo, Russell, Fichter & Landau, the Company's counsel, dated as of the date of the Second Funding, in the form of Exhibit F annexed hereto..

          (vii) The Company shall have paid the fees and expenses of the Investors and their counsel pursuant to Section 8.5.

          (viii) The Company shall have executed and delivered such other documents as the Investors may reasonably request, including, without limitation, the delivery of the schedules to the Purchase Agreement not delivered at the First Funding.

     (c) At or prior to the Closing:

          (i) The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects as of the date of the First Funding, the Second Funding and as of the date of the Closing as though made on and as of the date of the Closing (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date need be true and correct only as of such date). The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

          (ii) The Company shall have obtained, in a timely fashion and in writing in a form reasonably satisfactory to the Investors, any and all consents, permits, approvals, registrations and waivers (including waivers of the registration rights set forth on Schedule 3.3 hereto) necessary for consummation of the purchase and sale of the Notes and the Warrants to be purchased by the Investors at the Closing.

          (iii) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby at the Closing or in the other Transaction Documents.

          (iv) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing, certifying to the fulfillment of the conditions specified in subsections (i), (ii) and (iii) of this Section 5.1(b).

          (v) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the date of the Closing, certifying the current versions of the Certificate of Incorporation and By-Laws of the Company and its Subsidiaries and certifying as to the signatures and authority of persons signing the Notes and the Warrants and related documents to be delivered on behalf of the Company at the Closing.

          (vi) The Investors shall have received an opinion from Salvo, Russell, Fichter & Landau, the Company's counsel, dated as of the date of the Closing, in the form of Exhibit F annexed hereto.

          (vii) The Investors shall have completed their investigation of the Company and its Subsidiaries and the Investors shall be satisfied in their sole discretion with the condition of the Company and its Subsidiaries and their future prospects.

          (viii) The Company shall have executed and delivered such other documents as the Investors may reasonably request.

     Section 5.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Notes and the Warrants at each of the Fundings as set forth in Section 2.2 is subject to the fulfillment to the satisfaction of the Company on or prior to the respective Funding Date of the following conditions, any of which may be waived by the Company:

     (a) At or prior to the First Funding:

          (i)  The  representations  and  warranties  made by the  Investors  in
Article IV hereof, shall be true and correct in all material respects as of the date of the First Funding. All of the Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the date of the First Funding.

          (ii) The Investors shall have executed and delivered to the Company the Registration Rights Agreement.

          (iii) The Investors shall have executed and delivered to the Company the Investor Rights Agreement.

          (iv) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Notes and the Warrants to be sold to the Investors at the First Funding.

          (v) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby at the First Funding or in the other Transaction Documents.

          (vi) The Investors shall have executed and delivered such other documents as the Company may reasonably request.

     (b) At or prior to the Second Funding:

          (i)  The  representations  and  warranties  made by the  Investors  in
Article IV hereof, shall be true and correct in all material respects as of the date of the First Funding and as of the date of the Second Funding as though made on and as of the date of the Second Funding (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date need be true and correct only as of such date). All of the Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the date of the Second Funding.

          (ii) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby at the Second Funding or in the other Transaction Documents.

          (iii) The Investors shall have executed and delivered such other documents as the Company may reasonably request.

     (c) At or prior to the Closing:

          (i)  The  representations  and  warranties  made by the  Investors  in
Article IV hereof, shall be true and correct in all material respects as of the date of the First Funding, the Second Funding and as of the date of the Closing as though made on and as of the date of the Closing (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date need be true and correct only as of such date) All of the Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the date of the Closing.

          (ii) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby at the Closing or in the other Transaction Documents.

          (iii) The Investors shall have executed and delivered such other documents as the Company may reasonably request.

                                   ARTICLE VI
                     COVENANTS AND AGREEMENTS OF THE COMPANY

     Section 6.1 Conduct of Business Pending Closing. Between the date of this Agreement and the earlier of (i) the Closing or (ii) the Company's receipt of written notice from the Investors that the Investors will not consummate the third Funding pursuant to the terms of this Agreement, the Company shall maintain its existence and shall conduct its business in the customary and ordinary course of business consistent with past practice.

     Section 6.2 Negative Covenants of the Company Between the date of this Agreement and the earlier of (i) the Closing or (ii) the Company's receipt of written notice from the Investors that the Investors will not consummate the third Funding pursuant to the terms of this Agreement, without the prior written approval of the Investors, the Company shall not and shall cause its Subsidiaries not to:

     (a) cause or permit to occur any of the events or occurrences  described in
Section 3.8 (No Material Adverse Change) of this Agreement;

     (b) dissolve, merge with or into any other entity, or otherwise alter their formation;

     (c) enter into any contract or agreement with any union or other collective bargaining representative representing any employees;

     (d) issue any equity securities or any other securities convertible into or exercisable for equity securities of the Company or any of its Subsidiaries, except for the grant of options and the issuance of securities upon exercise of options granted pursuant to any equity incentive plan of the Company in effect on October 29, 2002;

     (e) sell any of the assets of the Company and its Subsidiaries other than in the ordinary course of business and consistent with past practices; or

     (f) make any changes to its or any of Subsidiary's Certificate of Incorporation or By-Laws.

     Section 6.3 Affirmative Covenants. Between the date of this Agreement and the earlier of (i) the Closing or (ii) the Company's receipt of written notice from the Investors that the Investors will not consummate the third Funding pursuant to the terms of this Agreement, the Company shall and shall cause its Subsidiaries to:

     (a) maintain their assets in substantially the same state of repair, order and condition as on the date hereof, reasonable wear and tear excepted;

     (b) maintain in full force and effect the insurance policies and binders currently in effect;

     (c) utilize their reasonable efforts to preserve intact the business organization of the Company and its Subsidiaries;

     (d) maintain all of their books and records in accordance with their past practices;

     (e) comply in all material respects with all provisions of the Contracts listed in Schedule 3.16 and comply in all material respects with the provisions of all material laws, rules and regulations applicable to the Company and its Subsidiaries;

     (f) cause to be paid when due, all taxes, assessments and charges or levies imposed upon it or on any of its properties or which it is required to withhold and pay over; and

     (g) promptly advise the Investors in writing of the threat or commencement against the Company or any of its Subsidiaries of any claim, action, suit or proceeding, arbitration or investigation or any other event that could reasonably be expected to have a Material Adverse Effect.

     Section  6.4  Additional  Negative  Covenant.  Between  the  date  of  this
Agreement and the date on which a Registration Statement (as defined in the Registration Rights Agreement) registering all of the Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company shall not, without the prior written consent of the Investors in their sole discretion: (i) grant any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company, for its own account or for the account of any other Person and (ii) shall not file any registration statement (other than a Registration Statement pursuant to the terms of the Registration Rights Agreement) registering any of the Company's securities with the SEC.

     Section 6.5 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 4.7.

     Section 6.6 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Notes or the Shares in a manner that would require the registration under the 1933 Act of the sale of the Notes or the Shares to any Investor or cause the offering of such securities to be integrated with any other offering of securities by the Company.

     Section 6.7 Listing and Reservation of Shares.

     (a) The Company shall: (i) promptly following each Funding, but not later than five (5) Business Days thereafter, prepare and file with the OTC Bulletin Board (as well as on any other national securities exchange or market on which the Common Stock is then listed) additional shares listing applications or letters acceptable to the OTC Bulletin Board (as well as on any other national securities exchange or market on which the Common Stock is then listed) covering and listing a number of shares of Common Stock which is at least equal to the maximum number of Shares then issuable; (ii) take all steps necessary to cause the Shares to be approved for listing on the OTC Bulletin Board (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter; (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Shares; and (iv) provide to the Investors evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action that would result in the delisting or suspension of the Common Stock on the OTC Bulletin Board (as well as on any other national securities exchange or market on which the Common Stock is then listed) except in connection with a merger or consolidation of the Company where the Company is not the survivor thereof. The Company shall promptly provide to each Investor copies of any notices it receives from the OTC Bulletin Board (as well as on any other national securities exchange or market on which the Common Stock is then listed) regarding the continued eligibility of the Common Stock for listing on such system, so long as such notice does not include material, nonpublic information.

     (b) The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for the full conversion of the outstanding Notes and exercise of the outstanding Warrants. The Shares of Common Stock reserved for issuance upon conversion of the Notes and exercise of the Warrants shall be allocated pro rata to each of the Investors in accordance with the principal amount of Notes and the number of Warrants issued and delivered to such Investors collectively at the Fundings. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover the number of Shares issued and issuable upon conversion of the Notes (based on the Conversion Price (as defined in the Notes)) and upon exercise of the Warrants (based on the Exercise Price (as defined in the Warrants)) in effect from time to time without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve such number of shares of Common Stock, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 6.6, in the case of an insufficient number of authorized shares, and use its best efforts to obtain stockholder approval of an increase in such authorized number of shares. In addition, if on the actual date of an adjustment of the Conversion Price pursuant to the Notes, the registration statements are insufficient to register such number of shares of Common Stock, the Company shall file a registration statement sufficient to register such additional shares of Common Stock in accordance with the terms of the Registration Rights Agreement. All calculations of the above amounts shall be made without regard to any limitation on conversions of Notes or the Warrants.

     Section 6.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities to the Investors hereunder primarily to fund pending revenue projects and for current working capital.

     Section 6.9 Transfer Agent Instructions. At the Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Investor or its respective nominee(s), for the Shares in such amounts, in accordance with the terms of the Notes, the Warrants and this Agreement, as specified from time to time by each Investor to the Company in a form acceptable to such Investor (the "Irrevocable Transfer Agent
Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.9, and stop transfer instructions to give effect to Section 4.7 hereof (in the case of the Shares, prior to registration of the Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Warrants and the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in the Agreements. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.9 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.9, that the Investors, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     Section 6.10 Press Release; Filing of Form 8-K. Subject to the provisions of Section 8.7 hereof, on or before the fifth (5th) Business Day following each of the Fundings, the Company shall: (a) issue a press release in form and substance reasonably acceptable to the Investors (except as otherwise required by law); and (b) file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Agreements in the form required by the 1934 Act.

     Section 6.11 Exclusivity. From and after the date hereof to the first to occur of (a) December 31, 2002 and (b) the Closing (unless such period is extended pursuant to Section 2.2 hereof, absent the Investors' express prior written consent, the Company shall not, directly or indirectly (and shall cause its officers, directors, employees, equityholders, and agents to not) initiate contact with, solicit, entertain, encourage, negotiate or enter into any agreement or understanding (written or oral) with any person or entity (other than the Investors) in connection with any actual or proposed investment in or acquisition of the Company or its equity securities (collectively, "Proposed Transactions"). The Company shall notify in writing the Investors within 48 hours of the commencement of any discussions (orally or in writing) regarding or constituting a Proposed Transaction.

                                  ARTICLE VII
                          Survival and Indemnification

     Section 7.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for the longer of (a) the period that any of the Notes or the Warrants are outstanding, and (b) three (3) years from the date of this Agreement.

     Section 7.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and reasonable expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person.

     Section 7.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2 hereof, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses to the extent such fees and expenses constitute Losses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them. The Company shall not be liable for any settlement of any action, proceeding or investigation effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the
Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened action, proceeding or investigation in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such action, proceeding or investigation.

                                  ARTICLE VIII
                                  Miscellaneous

     Section 8.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however: an Investor may assign its rights and delegate its duties hereunder or any of the Securities acquired hereunder in whole or in part to an Affiliate, or to any of its or its Affiliates officers directors, members or managers without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 8.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

     Section 8.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 8.4 Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (i) on the date delivered if personally delivered, (ii) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (iii) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery, or (iv) two (2)
Business Days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a party hereto may change its address for receiving notice by the proper giving of notice hereunder:

  If to the Company to:             WorldWater Corp.
                                    55 Route 31 South
                                    Pennington, NJ 08543
                                    Fax:  (609) 818-0720
                                    Attn: Quentin T. Kelly

     With a copy (which shall not constitute notice) to:

                                   Salvo, Russell, Fichter & Landau
                                   510 Township Line Road
                                   Suite 150
                                   Blue Bell, Pennsylvania 19422
                                   Fax: (215) 653-0383
                                   Attn:  Stephen Salvo, Esq.



     If to the Investors, to the address set forth on the signature page hereto. A copy (which shall not constitute notice) must also be sent to: Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Edward
M.  Zimmerman,  Esq.,  Telecopier  No.:  (973)  597-2400;  Telephone  No.: (973)
597-2500.

     Section 8.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that at the Second Funding and thereafter as incurred by the respective party, the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC, the attorneys for the Investors incurred in connection with the transactions contemplated hereby up to a maximum of $35,000 (in addition to the fees and expenses to be paid to such firm pursuant to the terms of the Registration Rights Agreement), and the costs and expenses of the Investors incurred in connection with the transactions contemplated hereby and in conducting due diligence on the Company.

     Section 8.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Notes and/or Shares issued under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

     Section 8.7 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the other party (which consents shall not be unreasonably withheld or delayed).

     Section 8.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     Section 8.9 Entire Agreement. This Agreement, including the Exhibits and the Schedules, and the other Transaction Documents, and amendments thereto, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

     Section 8.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

     Section 8.11 Governing Law; Consent to Jurisdiction. This Agreement and any and all matters arising directly or indirectly herefrom ("Agreement Matters") shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof. Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the District of New Jersey and any state court in the State of New Jersey (and of the appropriate appellate courts from any of the foregoing) in connection with any suit, arbitration, mediation, action or other proceeding (each a "Proceeding") directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this Agreement shall be entitled to enforce an order or judgment of a such court in any United States or foreign court having jurisdiction over the other party hereto, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, and (iv) agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice hereunder.


                         [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement or caused their duly authorized officers to execute this Securities Purchase Agreement as of the date first above written.


The Company:                                 WORLDWATER CORP.



                                             By:/s/Quentin Kelly
                                                ______________________________
                                                Name:Quentin Kelly
                                                Title:Chief Executive Officer


The Investors:
                                             Millennium 3 Opportunity Fund, LLC



                                             By:/s/Udi Toledano
                                                _______________________________
                                                Name:Udi Toledano
                                                Title:Member Manager

Address for Notice:

Millennium 3 Opportunity Fund, LLC
4 Becker Farm Road
Roseland, New Jersey 07068